Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 5, 2013

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER 2013

Williamsburg, Virginia – November 5, 2013 – Sotherly Hotels Inc. (NASDAQ: SOHO), formerly MHI Hospitality Corporation (NASDAQ: MDH) (“Sotherly”, “SoTHERLY”, or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the third quarter ended September 30, 2013. The Company’s results include the following*:

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	($ in thousands except per share data)

Total Revenue	$21,459	$21,771	$66,899	$66,909
Net loss attributable to the Company	(1,650)	(1,615)	(2,934)	(5,563)

EBITDA	4,159	2,767	13,454	11,183
Adjusted EBITDA	4,474	4,432	16,404	15,570
Hotel EBITDA	5,106	5,187	17,922	17,349

FFO	60	190	2,758	(240)
Adjusted FFO	2,068	1,882	9,055	7,324

Net loss per diluted share attributable to the Company	$(0.15)	$(0.15)	$(0.27)	$(0.53)
FFO per share and unit	0.00	0.01	0.21	(0.02)
Adjusted FFO per share and unit	0.16	0.15	0.69	0.56

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “SoTHERLY”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•	Adjusted FFO. The Company generated adjusted FFO of approximately $2.1 million during the third quarter 2013, an increase of 9.9% or approximately $0.2 million over the third quarter 2012. For the nine months ended September 30, 2013, the Company generated adjusted FFO of approximately $9.1 million, an increase of 23.6% or approximately $1.8 million over the comparable 2012 period.

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•	Common Dividends. As previously reported on October 24, 2013, the Company announced a 12.5% increase in its quarterly dividend (distribution) on its common stock (and units) to $0.045 per share (and unit), payable on January 10, 2014 to stockholders (and unitholders) of record as of December 13, 2013. Since the beginning of the year, the Company has increased its dividend (distribution) from $0.035 per share (and unit) to $0.045 per share (and unit).

•	RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the third quarter 2013 decreased 1.9 percent over the third quarter 2012 to $78.66 driven by a 2.9 percent decrease in occupancy. For the nine months ended September 30, 2013, RevPAR increased by 1.2% over the comparable 2012 period to $82.68 driven by a 3.7% increase in average daily rate (“ADR”). Excluding properties in the Washington, DC and Tampa, FL markets, RevPAR increased 2.9% for the third quarter 2013 over the third quarter 2012 and 3.7 % for the nine months ended September 30, 2013 over the comparable 2012 period.

•	Hotel EBITDA. The Company generated hotel EBITDA of approximately $5.1 million during the third quarter 2013, a decrease of 1.6% or approximately $0.1 million over the third quarter 2012. For the nine months ended September 30, 2013, the Company generated hotel EBITDA of approximately $17.9 million, an increase of 3.3% or approximately $0.6 million over the comparable 2012 period.

•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $4.5 million during the third quarter 2013, an increase of 1.0% or approximately $0.1 million over the third quarter 2012. For the nine months ended September 30, 2013, the Company generated adjusted EBITDA of approximately $16.4 million, an increase of 5.4% or approximately $0.8 million over the comparable 2012 period.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “We are very pleased with the completion of our multi-year balance sheet restructuring this quarter. Issuing senior unsecured notes that enabled us to redeem and extinguish the Company’s preferred stock and redeem almost half of the associated warrants is a monumental achievement. After several years of playing defense, we are now poised to restart growth through strategic acquisitions. While current quarter operating performance was not in line with expectations as a result of external events and difficult comparables, our AFFO guidance for the year remains on track.”

Financing Transactions

On August 1, 2013, the Company obtained a $15.6 million mortgage with CIBC, Inc. on the DoubleTree by Hilton Raleigh Brownstone – University in Raleigh, North Carolina. The mortgage bears interest at a rate of 4.78% and provides for level payments of principal and interest on a monthly basis under a 30-year amortization schedule. The maturity date is August 1, 2018. Approximately $0.7 million of the loan proceeds were placed into a restricted reserve which can be disbursed to the Company upon satisfaction of certain financial performance criteria. The remaining proceeds of the mortgage were used to repay the existing mortgage indebtedness, to pay closing costs, to redeem 2,460 shares of the Company’s Series A Cumulative Redeemable Preferred Stock for an

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aggregate redemption price of approximately $2.7 million plus the payment of related accrued and unpaid cash and stock dividends, and for working capital. The redemption resulted in a prepayment fee pursuant to the provisions of the Articles Supplementary of approximately $0.2 million.

On September 30, 2013, the Company issued 8.0% senior unsecured notes (the “Notes”) in the aggregate amount of $27.6 million. The indenture requires quarterly payments of interest and matures on September 30, 2018. Approximately $11.0 million of the proceeds was used to redeem the Company’s remaining outstanding shares of Preferred Stock for an aggregate redemption price and pay all accrued and unpaid cash and stock dividends.

Subsequent Events

On October 23, 2013, the Company entered into a Warrant Redemption Agreement (the “Redemption Agreement”), with Essex Illiquid, LLC and Richmond Hill Capital Partners, LP (together with Essex Illiquid, LLC, the “Holders”) to redeem a portion of the Warrant corresponding to an aggregate of 900,000 Issuable Warrant Shares (as defined in the Warrant) for an aggregate cash redemption price of $3.2 million (the “Warrant Redemption”). As a result of the Warrant Redemption, the Holders currently hold exercise rights with respect to an aggregate of 1,000,000 Issuable Warrant Shares under the Warrant, as amended.

On October 23, 2013 the Company entered into an amendment of the Warrant (the “Warrant Amendment”) to (i) extend from April 18, 2014 to April 18, 2015 the expiration of the period during which the Holders may not offer, sell, assign, hypothecate, pledge or otherwise transfer the Warrant; (ii) amend Schedule 1 of the Warrant to reflect the Warrant Redemption; and (iii) make certain technical amendments to defined terms in the Warrant.

Balance Sheet/Liquidity

At September 30, 2013, the Company had approximately $29.1 million of available cash and cash equivalents, of which approximately $5.3 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $171.0 million in outstanding debt at a weighted average interest rate of approximately 5.44%.

2013 Outlook

The Company is updating its previous guidance for 2013, accounting for current and expected performance within its portfolio, unrealized and realized gains and losses related to the warrant issued in conjunction with its Preferred Stock financing, the recent issuance of the Notes and redemption of all the outstanding shares of Preferred Stock. The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2013 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

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The table below reflects the Company’s projections, within a range, of various financial measures for 2013:

	Low Range	High Range
	Y/E Dec 31, 2013	Y/E Dec 31, 2013
	($ in thousands except per share data)

Total Revenue	$86,400	$89,600
Net loss	(4,535)	(3,525)

EBITDA	18,120	19,130
Adjusted EBITDA	20,720	21,630
Hotel EBITDA	22,885	23,685

FFO	4,760	5,770
Adjusted FFO	10,820	11,730

Net loss per share attributable to the Company	$(0.35)	$(0.27)
FFO per share and unit	0.37	0.44
Adjusted FFO per share and unit	0.83	0.90

Earnings Call/Webcast

The Company will conduct its third quarter 2013 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, November 5, 2013. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-317-6016 (United States) or 855-669-9657 (Canada) or +1 412-317-6016 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on November 5, 2013 through September 30, 2014. To access the rebroadcast, dial 877-344-7529 and enter conference number 10033961. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until September 30, 2014.

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About Sotherly Hotels Inc.

Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,113 rooms. The Company also has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. All of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Director - Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages and other labor costs, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s

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ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2013 (unaudited)	December 31, 2012 (audited)
ASSETS
Investment in hotel properties, net	$174,024,365	$176,427,904
Investment in joint venture	8,323,446	8,638,967
Cash and cash equivalents	23,785,009	7,175,716
Restricted cash	5,267,202	3,079,894
Accounts receivable, net	1,958,357	1,478,923
Accounts receivable-affiliate	10,127	8,657
Prepaid expenses, inventory and other assets	1,985,343	1,684,951
Shell Island sublease, net	300,245	480,392
Deferred income taxes	1,237,759	2,649,282
Deferred financing costs, net	3,536,730	2,406,183

TOTAL ASSETS	$220,428,583	$204,030,869

LIABILITIES
Mortgage debt	$139,784,729	$135,674,432
Loans payable	3,650,220	4,025,220
Unsecured notes	27,600,000	—
Series A Cumulative Redeemable Preferred Stock, par value $0.01, 27,650 shares authorized, 0 and 14,228 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	14,227,650
Accounts payable and accrued liabilities	7,728,337	6,786,684
Advance deposits	889,440	625,822
Dividends and distributions payable	521,525	389,179
Warrant derivative liability	7,990,712	4,969,752

TOTAL LIABILITIES	188,164,963	166,698,739

Commitments and contingencies

EQUITY
Sotherly Hotels Inc. stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	—

Common stock, par value $0.01; 49,000,000 shares authorized; 10,206,927 shares and 9,999,786 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	102,069	99,998
Additional paid in capital	57,500,847	57,020,979
Distributions in excess of retained earnings	(31,231,594)	(27,179,392)

Total Sotherly Hotels Inc. stockholders’ equity	26,371,322	29,941,585
Noncontrolling interest	5,892,298	7,390,545

TOTAL EQUITY	32,263,620	37,332,130

TOTAL LIABILITIES AND EQUITY	$220,428,583	$204,030,869

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SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
REVENUE
Rooms department	$15,290,818	$15,580,600	$47,692,797	$47,281,173
Food and beverage department	5,121,631	5,071,821	15,947,997	16,247,828
Other operating departments	1,046,188	1,118,792	3,258,298	3,379,880

Total revenue	21,458,637	21,771,213	66,899,092	66,908,881

EXPENSES
Hotel operating expenses
Rooms department	4,300,441	4,383,150	12,877,637	12,803,795
Food and beverage department	3,358,603	3,456,698	10,273,994	10,812,234
Other operating departments	121,715	125,023	347,739	365,961
Indirect	8,438,237	8,484,381	25,009,858	25,127,080

Total hotel operating expenses	16,218,996	16,449,252	48,509,228	49,109,070

Depreciation and amortization	2,038,000	2,150,007	6,121,871	6,525,561
Corporate general and administrative	866,551	978,473	3,084,023	3,073,008

Total operating expenses	19,123,547	19,577,732	57,715,122	58,707,639

NET OPERATING INCOME	2,335,090	2,193,481	9,183,970	8,201,242

Other income (expense)
Interest expense	(3,899,128)	(2,442,620)	(8,912,319)	(10,014,982)
Interest income	3,579	4,133	11,139	11,985
Equity income (loss) in joint venture	(122,637)	(162,463)	434,479	15,251
Unrealized loss on warrant derivative	(340,750)	(1,659,750)	(3,020,960)	(4,344,650)

Net loss before taxes	(2,023,846)	(2,067,219)	(2,303,691)	(6,131,154)
Income tax provision	(93,962)	(27,979)	(1,468,835)	(1,090,700)

Net loss	(2,117,808)	(2,095,198)	(3,772,526)	(7,221,854)
Add: Net loss attributable to the noncontrolling interest	468,086	492,658	838,478	1,658,825

Net loss attributable to the Company	$(1,649,722)	$(1,615,020)	$(2,934,048)	$(5,563,029)

Net loss per share attributable to the Company
Basic	$(0.16)	$(0.16)	$(0.29)	$(0.56)
Diluted	$(0.15)	$(0.15)	$(0.27)	$(0.53)
Weighted average number of shares outstanding
Basic	10,181,927	9,999,786	10,137,021	9,994,246
Diluted	11,203,156	10,801,390	11,088,876	10,603,240

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SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2013 and 2012, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties). The tables exclude performance data for the Crowne Plaza Hollywood Beach Resort hotel property, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties	Three Months Ended September 30,
	2013	2012	Variance

Occupancy	69.0%	71.0%	-2.9%
ADR	$114.00	$112.81	1.1%
RevPAR	$78.66	$80.15	-1.9%

Consolidated Properties	Nine months Ended September 30,
	2013	2012	Variance

Occupancy	69.5%	71.2%	-2.4%
ADR	$119.02	$114.73	3.7%
RevPAR	$82.68	$81.67	1.2%

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SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net loss	$(2,117,808)	$(2,095,198)	$(3,772,526)	$(7,221,854)
Depreciation and amortization	2,038,000	2,150,007	6,121,871	6,525,561
Equity in depreciation and amortization of joint venture	140,238	135,671	408,727	456,413

FFO	60,430	190,480	2,758,072	(239,880)
Unrealized (gain) loss on hedging activities(1)	(25,734)	5,308	(71,309)	42,435
Unrealized (gain) loss on warrant derivative	340,750	1,659,750	3,020,960	4,344,650
Decrease in deferred income taxes	93,771	26,540	1,411,523	1,194,851
Loss on early extinguishment of debt(2)	1,598,556	—	1,935,692	1,982,184

Adjusted FFO	$2,067,773	$1,882,078	$9,054,938	$7,324,240

Weighted average shares outstanding	10,181,927	9,999,786	10,137,021	9,994,246
Weighted average units outstanding	2,856,198	2,974,861	2,900,401	2,980,153

Weighted average shares and units	13,038,125	12,974,647	13,037,422	12,974,399

FFO per share and unit	$0.00	$0.01	$0.21	$(0.02)

Adjusted FFO per share and unit	$0.16	$0.15	$0.69	$0.56

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net loss	$(2,117,808)	$(2,095,198)	$(3,772,526)	$(7,221,854)
Interest expense	3,899,128	2,442,620	8,912,319	10,014,982
Interest income	(3,579)	(4,133)	(11,139)	(11,985)
Income tax provision	93,962	27,979	1,468,835	1,090,700
Depreciation and amortization	2,038,000	2,150,007	6,121,871	6,525,561
Equity in interest expense and depreciation and amortization of joint venture	249,639	245,711	735,058	785,349

EBITDA	4,159,342	2,766,986	13,454,418	11,182,753
Unrealized (gain) loss on hedging activities(1)	(25,734)	5,308	(71,309)	42,435
Unrealized (gain) loss on warrant derivative	340,750	1,659,750	3,020,960	4,344,650

Adjusted EBITDA	4,474,358	4,432,044	16,404,069	15,569,838
Corporate general and administrative	866,551	978,473	3,084,023	3,073,008
Equity in adjusted EBITDA of joint venture	(101,268)	(88,556)	(1,098,228)	(843,035)
Net lease rental income	(87,500)	(87,500)	(262,500)	(262,500)
Other fee income	(45,651)	(46,977)	(205,810)	(188,501)

Hotel EBITDA	$5,106,490	$5,187,484	$17,921,554	$17,348,810

(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6) realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) corporate general and administrative expense; (9) depreciation and amortization; and (10) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

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Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.